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                                                                    EXHIBIT 5.1


                      [COHEN & GRIGSBY, P.C. LETTERHEAD]



                                March 7, 1997


Board of Directors of
F.N.B. Corporation
Hermitage Square
Hermitage, PA 16148

Gentlemen:

         We have been asked as to render this opinion in connection with the filing by F.N.B. Corporation, a Pennsylvania corporation (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission to register shares of the Company's common stock, par value $2.00 per share (the "Common Stock"), to be issued to the shareholders of West Coast Bancorp, Inc., a Florida corporation ("West Coast"), upon consummation of the merger of West Coast with and into Southwest Banks, Inc., a Florida corporation ("Southwest") (the "Merger") in accordance with the terms of the Agreement and Plan of Merger (the "Agreement") dated as of November 15, 1996 among the Company, Southwest and West Coast.


         We have not represented the Company in connection with the negotiation, execution or delivery of the Agreement or the Merger. In rendering this Opinion, we have made no investigation or inquiry other than review of the Agreement, the draft Registration Statement, the resolutions adopted by the Executive Committee of the Board of Directors of the Company on September 23, 1996 with respect to the Merger, the Agreement and the transactions related thereto and the Company's Articles of Incorporation and Bylaws, as amended. In all such reviews, we have assumed the genuiness of all signatures on originals and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or photocopies.

         Based upon such examination, and subject to compliance with applicable federal and state securities and "Blue Sky" laws, in our opinion the shares of Common Stock to be issued to the shareholders of West Coast upon consummation of the Merger, when issued in accordance with the terms of the Agreement, will be validly issued, fully-paid and non-assessable shares of Common Stock of the Company.







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COHEN & GRIGSBY, P.C.


      Boards of Directors of
      F.N.B. Corporation
      March 7, 1997
      Page 2


         We hereby consent to the reference to us in the Prospectus/Proxy Statement of the Company and West Coast constituting part of the Registration Statement and to the inclusion of this letter as an exhibit to the Registration Statement.






                                      Very truly yours,



                                       /s/ Cohen & Grigsby, P.C.
                                       -------------------------
                                       COHEN & GRIGSBY, P.C.



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